Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Brian Shaughnessy, CFO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Record Quarterly Results and Declares Dividend

Lewiston, ME (April 25, 2017) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $3.5 million, or $0.39 per diluted common share, for the quarter ended March 31, 2017, compared to net income of $1.8 million, or $0.19 per diluted common share, for the quarter ended March 31, 2016. Net income for the nine months ended March 31, 2017 was $8.3 million, or $0.93 per diluted common share, compared to $5.4 million, or $0.57 per diluted common share, for the nine months ended March 31, 2016.

The Board of Directors has also declared a cash dividend of $0.01 per share, payable on May 22, 2017 to shareholders of record as of May 8, 2017.

“Our strong growth in fiscal year 2017 continued in the third quarter,” said Richard Wayne, President and Chief Executive Officer. “We achieved record earnings of 39 cents per share through solid loan volume, purchased loan transactional income and SBA gains. Our Loan Acquisition and Servicing Group produced $89.7 million of loans, our SBA Division closed $22.6 million of loans, the purchased loan portfolio yielded 11.9%, and the SBA gain on sale was $951 thousand. In addition, in the current quarter, we strategically repositioned our balance sheet with the payoff of $48.0 million of secured loans to broker-dealers and the sale of a commercial loan portfolio of $18.3 million. The payoff of these lower yielding assets provides capacity for higher yielding loan growth in the future. This quarterly activity helped drive our return on equity to 12.0%, our return on assets to 1.4%, and our efficiency ratio to 59.9%.”

As of March 31, 2017, total assets were $1.0 billion, an increase of $40.9 million, or 4.2%, from total assets of $986.2 million as of June 30, 2016. The principal components of the change in the balance sheet follow:

1.

Bank wide, the Company originated $125.4 million of loans during the quarter ended March 31, 2017. Loans generated by the Bank’s Loan Acquisition and Servicing Group (“LASG”) totaled $89.7 million, which consisted of $7.9 million of purchased loans, at an average price of 91.3% of unpaid principal balance, and $81.8 million of originated loans. The Bank’s Small Business Administration and United States Department of Agriculture (“SBA”) Division closed $22.6 million of new loans during the quarter, of which $16.5 million were funded. In addition, the Company sold $9.9 million of the guaranteed portion of SBA loans in the secondary market, of which $2.6 million were originated in the current quarter and $7.3 million were originated or purchased in prior quarters. Residential loan production sold in the secondary market totaled $15.5 million for the quarter.

In totality, the loan portfolio – excluding loans held for sale – increased by $49.3 million, or 7.1%, compared to June 30, 2016, and decreased by $25.2 million, or 3.3%, compared to December 31, 2016. The decrease from December 31, 2016 is primarily attributable to the payoff of $48.0 million of secured loans to broker-dealers and the sale of a commercial loan portfolio of $18.3 million which, combined, had a weighted average yield of 1.92%.

The following table highlights the changes in the loan portfolio for the three and nine months ended March 31, 2017:

	Loan Portfolio Changes
	Three months ended March 31, 2017	Nine months ended March 31, 2017
	(Dollars in thousands)
LASG originations and acquisitions	$89,667	$237,578
SBA and USDA funded originations	16,549	56,853
Community Banking Division originations	13,036	63,776
Payoff of secured loans to broker-dealers	(48,000)	(48,000)
Commercial loan portfolio sale	(18,259)	(18,259)
SBA and residential loan sales	(25,471)	(92,956)
Payoffs, pay-downs and amortization, net	(52,732)	(149,700)
Net change	$(25,210)	$49,292

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at March 31, 2017
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$101.0
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$172.3

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended March 31,
	2017				2016
	Purchased (1)	Originated	Secured Loans to Broker- Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$8,609	$81,806	$-	$90,415	$24,400	$27,846	$-	$52,246
Net investment basis	7,861	81,806	-	89,667	21,934	27,846	-	49,780
Loan returns during the period:
Yield	11.89%	6.44%	1.13%	8.68%	9.88%	5.83%	0.50%	7.15%
Total Return (2)	11.95%	6.44%	1.13%	8.71%	9.88%	5.82%	0.50%	7.15%

	Nine Months Ended March 31,
	2017				2016
	Purchased (1)	Originated	Secured Loans to Broker- Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$76,511	$169,831	$-	$246,342	$88,128	$78,752	$-	$166,880
Net investment basis	67,747	169,831	-	237,578	81,245	78,752	-	159,997
Loan returns during the period:
Yield	11.77%	6.10%	0.82%	8.36%	11.54%	5.75%	0.50%	7.97%
Total Return (2)	11.80%	6.10%	0.82%	8.37%	11.57%	5.74%	0.50%	7.98%

Total loans as of period end:
Unpaid principal balance	$268,651	$299,340	$-	$567,991	$266,223	$170,085	$60,000	$496,308
Net investment basis	237,569	299,340	-	536,909	233,650	170,085	60,000	463,735

(1) Purchased loan balances include loans held for sale of $973 thousand.

(2) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits increased by $9.9 million, or 1.2% for the quarter, attributable primarily to growth in non-maturity (demand, savings and interest checking, and money market) accounts, which increased by $24.5 million, or 4.9%, offset by a decrease in time deposits of $14.6 million, or 4.3%. For the nine months ended March 31, 2017, deposits increased $49.0 million, or 6.1%, due to growth in non-maturity accounts of $79.2 million, or 17.6%, offset by a decrease in time deposits of $30.1 million, or 8.6%.

3.

Shareholders’ equity increased by $2.1 million from June 30, 2016, primarily due to earnings of $8.3 million, offset by $6.9 million in share repurchases (representing 645,238 shares). Additionally, there was stock-based compensation of $689 thousand, a decrease in accumulated other comprehensive loss of $313 thousand and $268 thousand in dividends paid on common stock.

Net income increased by $1.7 million to $3.5 million for the quarter ended March 31, 2017, compared to $1.8 million for the quarter ended March 31, 2016.

1.

Net interest and dividend income before provision for loan losses increased by $3.2 million for the quarter ended March 31, 2017, compared to the quarter ended March 31, 2016. The increase is primarily due to higher transactional income on purchased loans and higher average balances in the total loan portfolio. This increase was partially offset by higher rates and volume in the deposit portfolio and the effect of the issuance of subordinated debt.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended March 31,
	2017			2016
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking Division	$188,748	$2,402	5.16%	$219,001	$2,592	4.76%
SBA	44,538	678	6.17%	28,193	402	5.73%
LASG:
Originated	256,778	4,075	6.44%	159,976	2,317	5.83%
Purchased	245,135	7,184	11.89%	224,710	5,518	9.88%
Secured Loans to Broker-Dealers	27,933	78	1.13%	60,001	75	0.50%
Total LASG	529,846	11,337	8.68%	444,687	7,910	7.15%
Total	$763,132	$14,417	7.66%	$691,881	$10,904	6.34%

	Nine Months Ended March 31,
	2017			2016
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking Division	$199,566	$7,150	4.77%	$220,582	$7,893	4.76%
SBA	38,867	1,771	6.07%	21,590	957	5.90%
LASG:
Originated	219,140	10,030	6.10%	138,760	5,991	5.75%
Purchased	236,822	20,925	11.77%	211,519	18,347	11.54%
Secured Loans to Broker- Dealers	41,409	256	0.82%	60,004	225	0.50%
Total LASG	497,371	31,211	8.36%	410,283	24,563	7.97%
Total	$735,804	$40,132	7.27%	$652,455	$33,413	6.82%

(1)      Includes loans held for sale.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three and nine months ended March 31, 2016, transactional income increased by $1.4 million and $831 thousand, respectively. The total return on purchased loans for the three and nine months ended March 31, 2017 was 11.95% and 11.80%, respectively. The increase over the prior comparable periods was primarily due to higher average balances and transactional income in the three and nine months ended March 31, 2017. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended March 31,
	2017		2016
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,914	8.13%	$4,606	8.25%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	36	0.06%	1	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	2,270	3.76%	912	1.63%
Total transactional income	2,306	3.82%	913	1.63%
Total	$7,220	11.95%	$5,519	9.88%

	Nine Months Ended March 31,
	2017		2016
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$14,383	8.09%	$12,615	7.94%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	55	0.03%	23	0.01%
Other noninterest income	-	0.00%	11	0.01%
Accelerated accretion and loan fees	6,542	3.68%	5,732	3.61%
Total transactional income	6,597	3.71%	5,766	3.63%
Total	$20,980	11.80%	$18,381	11.57%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income increased by $273 thousand for the quarter ended March 31, 2017, compared to the quarter ended March 31, 2016, principally due to the following:
●	An increase in gain on sale of other loans of $365 thousand, due to the sale of a Community Banking Division commercial loan portfolio;
●	An increase in fees for other services to customers of $88 thousand, due to an increase in SBA loan servicing fees; and
●	An increase in gain recognized on real estate owned and other repossessed collateral, net of $74 thousand, due to the sale of Community Banking Division real estate owned (“REO”).
●	The increases in noninterest income were partially offset by a decrease in gain on sale of SBA loans of $254 thousand, due to a lower volume sold in the quarter.

3.	Noninterest expense increased by $430 thousand for the quarter ended March 31, 2017, compared to the quarter ended March 31, 2016, primarily due to the following:
●

An increase in loan expense of $431 thousand, largely driven by the expense related to increased loan acquisition and refinance activity, as well as increased REO activity and expense in the period; and

●	An increase in salaries and employee benefits of $357 thousand, primarily due to severance expense of $304 thousand recognized in the three months ended March 31, 2017.
●

The increases in noninterest expense were partially offset by a decrease in other noninterest expense of $390 thousand, primarily resulting from a mortgage insurance recovery from a legacy mortgage insurance premium plan of $167 thousand and a decrease in impairment on servicing assets as no impairment was booked in the three months ended March 31, 2017.

As of March 31, 2017, nonperforming assets totaled $18.6 million, or 1.81% of total assets, as compared to $13.3 million, or 1.32% of total assets, as of December 31, 2016, and $9.5 million, or 0.96% of total assets, as of June 30, 2016. The increase of $5.3 million from December 31, 2016 is primarily due to three loans placed on non-accrual totaling $4.6 million.

As of March 31, 2017, past due loans totaled $24.1 million, or 3.25% of total loans, as compared to $21.9 million, or 2.85% of total loans, as of December 31, 2016, and $6.9 million, or 1.00% of total loans as of June 30, 2016. The increase of $2.2 million from December 31, 2016 includes two loans totaling $2.1 million which were 30-59 days past due as of March 31, 2017, and have been paid current in April.

As of March 31, 2017, the Company’s Tier 1 Leverage Ratio was 12.5%, compared to 13.3% at June 30, 2016, and the Total Capital Ratio was 19.3%, compared to 20.4% at June 30, 2016. The decreases resulted primarily from loan growth and the effect of purchases under the Company’s share repurchase program.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss third quarter earnings and business outlook at 10:00 a.m. Eastern Time on Wednesday, April 26th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 10568713. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group (“LASG”) purchases and originates commercial loans on a nationwide basis. In addition, our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2017	June 30, 2016
Assets
Cash and due from banks	$3,559	$2,459
Short-term investments	143,883	148,698
Total cash and cash equivalents	147,442	151,157

Available-for-sale securities, at fair value	98,865	100,572

Residential real estate loans held for sale	1,424	6,449
SBA loans held for sale	3,210	1,070
Total loans held for sale	4,634	7,519

Loans
Commercial real estate	479,260	426,568
Residential real estate	103,254	113,962
Commercial and industrial	154,343	145,956
Consumer	4,871	5,950
Total loans	741,728	692,436
Less: Allowance for loan losses	3,375	2,350
Loans, net	738,353	690,086

Premises and equipment, net	7,002	7,801
Real estate owned and other repossessed collateral, net	3,761	1,652
Federal Home Loan Bank stock, at cost	1,938	2,408
Intangible assets, net	1,408	1,732
Bank owned life insurance	16,065	15,725
Other assets	7,578	7,501
Total assets	$1,027,046	$986,153
Liabilities and Shareholders' Equity
Deposits
Demand	$72,369	$66,686
Savings and interest checking	108,507	107,218
Money market	347,658	275,437
Time	320,945	351,091
Total deposits	849,479	800,432

Federal Home Loan Bank advances	20,017	30,075
Subordinated debt	23,544	23,331
Capital lease obligation	938	1,128
Other liabilities	14,393	14,596
Total liabilities	908,371	869,562

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2017 and June 30, 2016	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 7,824,085 and 8,089,790 shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively	7,824	8,089
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 991,194 and 1,227,683 shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively	991	1,228
Additional paid-in capital	77,249	83,020
Retained earnings	34,204	26,160
Accumulated other comprehensive loss	(1,593)	(1,906)
Total shareholders' equity	118,675	116,591
Total liabilities and shareholders' equity	$1,027,046	$986,153

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Interest and dividend income:
Interest and fees on loans	$14,417	$10,904	$40,132	$33,413
Interest on available-for-sale securities	261	236	748	700
Other interest and dividend income	282	119	669	295
Total interest and dividend income	14,960	11,259	41,549	34,408

Interest expense:
Deposits	1,855	1,566	5,407	4,356
Federal Home Loan Bank advances	159	255	634	774
Wholesale repurchase agreements	-	-	-	65
Short-term borrowings	-	5	-	19
Subordinated debt	475	164	1,401	476
Obligation under capital lease agreements	12	15	39	49
Total interest expense	2,501	2,005	7,481	5,739
Net interest and dividend income before provision for loan losses	12,459	9,254	34,068	28,669
Provision for loan losses	384	236	1,205	1,301
Net interest and dividend income after provision for loan losses	12,075	9,018	32,863	27,368

Noninterest income:
Fees for other services to customers	516	428	1,405	1,264
Gain on sales of residential loans held for sale	281	335	1,160	1,292
Gain on sales of SBA loans	951	1,205	3,411	2,558
Gain on sale of other loans	365	-	365	-
Gain (loss) recognized on real estate owned and other repossessed collateral, net	20	(54)	9	(127)
Bank-owned life insurance income	113	112	341	336
Other noninterest income	62	9	115	39
Total noninterest income	2,308	2,035	6,806	5,362

Noninterest expense:
Salaries and employee benefits	5,203	4,846	15,678	13,956
Occupancy and equipment expense	1,299	1,327	3,781	3,937
Professional fees	370	348	1,265	1,042
Data processing fees	455	394	1,286	1,109
Marketing expense	89	64	272	200
Loan acquisition and collection expense	728	297	1,502	961
FDIC insurance premiums	78	125	224	354
Intangible asset amortization	107	108	324	369
Other noninterest expense	513	903	2,093	2,489
Total noninterest expense	8,842	8,412	26,425	24,417
Income before income tax expense	5,541	2,641	13,244	8,313
Income tax expense	2,080	832	4,932	2,892
Net income	3,461	1,809	8,312	5,421

Weighted-average shares outstanding:
Basic	8,830,442	9,456,198	8,923,280	9,526,302
Diluted	8,893,534	9,459,611	8,963,483	9,531,747

Earnings per common share:
Basic	$0.39	$0.19	$0.93	$0.57
Diluted	0.39	0.19	0.93	0.57

Cash dividends declared per common share	$0.01	$0.01	$0.03	$0.03

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2017			2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$96,868	$261	1.09%	$100,904	$236	0.94%
Loans (1) (2) (3)	763,132	14,435	7.67%	691,881	10,922	6.35%
Federal Home Loan Bank stock	1,938	24	5.02%	2,571	22	3.44%
Short-term investments (4)	128,082	258	0.82%	80,789	97	0.48%
Total interest-earning assets	990,020	14,978	6.14%	876,145	11,277	5.18%
Cash and due from banks	2,875			3,841
Other non-interest earning assets	31,606			34,045
Total assets	$1,024,501			$914,031

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$69,773	$49	0.28%	$65,985	$42	0.28%
Money market accounts	338,662	807	0.97%	223,835	491	0.88%
Savings accounts	36,940	13	0.14%	36,453	12	0.13%
Time deposits	329,442	986	1.21%	357,857	1,021	1.15%
Total interest-bearing deposits	774,817	1,855	0.97%	684,130	1,566	0.92%
Short-term borrowings	-	-	0.00%	2,136	5	0.94%
Federal Home Loan Bank advances	20,021	159	3.22%	30,117	255	3.41%
Subordinated debt	23,506	475	8.20%	8,746	164	7.54%
Capital lease obligations	961	12	5.06%	1,211	15	4.98%
Total interest-bearing liabilities	819,305	2,501	1.24%	726,340	2,005	1.11%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	81,901			66,384
Other liabilities	6,659			6,429
Total liabilities	907,865			799,153
Stockholders' equity	116,636			114,878
Total liabilities and stockholders' equity	$1,024,501			$914,031

Net interest income (5)		$12,477			$9,272

Interest rate spread			4.90%			4.07%
Net interest margin (6)			5.11%			4.26%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax exempt interest income of $18 thousand for the three months ended March 31, 2017 and March 31, 2016.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Nine Months Ended March 31,
	2017			2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$94,824	$748	1.05%	$102,890	$700	0.91%
Loans (1) (2) (3)	735,804	40,185	7.28%	652,455	33,467	6.83%
Federal Home Loan Bank stock	2,250	70	4.14%	3,089	90	3.88%
Short-term investments (4)	132,280	599	0.60%	84,258	205	0.32%
Total interest-earning assets	965,158	41,602	5.74%	842,692	34,462	5.44%
Cash and due from banks	2,860			3,405
Other non-interest earning assets	32,554			35,345
Total assets	$1,000,572			$881,442

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$70,814	$152	0.29%	$67,078	$130	0.26%
Money market accounts	314,259	2,242	0.95%	197,962	1,273	0.86%
Savings accounts	35,964	37	0.14%	36,027	36	0.13%
Time deposits	327,664	2,976	1.21%	347,847	2,917	1.12%
Total interest-bearing deposits	748,701	5,407	0.96%	648,914	4,356	0.89%
Short-term borrowings	-	-	0.00%	2,029	19	1.25%
Federal Home Loan Bank advances	25,768	634	3.28%	33,207	839	3.36%
Subordinated debt	23,431	1,401	7.97%	8,698	476	7.28%
Capital lease obligations	1,024	39	5.07%	1,272	49	5.13%
Total interest-bearing liabilities	798,924	7,481	1.25%	694,120	5,739	1.10%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	79,352			66,619
Other liabilities	7,738			6,720
Total liabilities	886,014			767,459
Stockholders' equity	114,558			113,983
Total liabilities and stockholders' equity	$1,000,572			$881,442

Net interest income (5)		$34,121			$28,723

Interest rate spread			4.49%			4.34%
Net interest margin (6)			4.71%			4.54%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Includes tax exempt interest income of $53 thousand and $54 thousand for the nine months ended March 31, 2017 and March 31, 2016, respectively.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net interest income	$12,459	$11,833	$9,775	$10,713	$9,254
Provision for loan losses	384	628	193	317	236
Noninterest income	2,308	2,690	1,808	2,411	2,035
Noninterest expense	8,842	8,956	8,626	9,396	8,412
Net income	3,461	3,100	1,751	2,199	1,809

Weighted average common shares outstanding:
Basic	8,830,442	8,831,235	9,106,144	9,319,522	9,456,198
Diluted	8,893,534	8,864,618	9,133,383	9,342,439	9,459,611
Earnings per common share:
Basic	$0.39	$0.35	$0.19	$0.24	$0.19
Diluted	0.39	0.35	0.19	0.24	0.19
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.37%	1.24%	0.70%	0.93%	0.80%
Return on average equity	12.03%	10.92%	6.07%	7.67%	6.33%
Net interest rate spread (1)	4.90%	4.72%	3.86%	4.55%	4.06%
Net interest margin (2)	5.11%	4.94%	4.07%	4.73%	4.25%
Efficiency ratio (non-GAAP) (3)	59.88%	61.67%	74.47%	71.59%	74.52%
Noninterest expense to average total assets	3.50%	3.59%	3.47%	3.97%	3.70%
Average interest-earning assets to average interest-bearing liabilities	120.84%	120.73%	120.86%	119.99%	120.62%

	As of:
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,265	$2,827	$3,273	$2,613	$3,566
Commercial real estate	420	396	361	474	602
Home equity	48	48	48	48	-
Commercial and industrial	2,636	2,659	347	17	2
Consumer	65	48	121	163	216
Total originated portfolio	6,434	5,978	4,150	3,315	4,386
Total purchased portfolio	8,388	4,219	4,773	4,512	4,364
Total nonperforming loans	14,822	10,197	8,923	7,827	8,750
Real estate owned and other possessed collateral, net	3,761	3,145	3,774	1,652	690
Total nonperforming assets	$18,583	$13,342	$12,697	$9,479	$9,440

Past due loans to total loans	3.25%	2.85%	1.36%	1.00%	2.52%
Nonperforming loans to total loans	2.00%	1.33%	1.24%	1.13%	1.25%
Nonperforming assets to total assets	1.81%	1.32%	1.29%	0.96%	1.02%
Allowance for loan losses to total loans	0.46%	0.41%	0.35%	0.34%	0.32%
Allowance for loan losses to nonperforming loans	22.77%	30.47%	28.08%	30.02%	25.41%

Commercial real estate loans to risk-based capital (4)	181.83%	197.11%	179.96%	174.12%	217.09%
Net loans to core deposits (5)	87.46%	92.04%	90.22%	87.15%	93.48%
Purchased loans to total loans, including held for sale	31.87%	32.91%	32.54%	34.25%	33.17%
Equity to total assets	11.55%	11.35%	11.32%	11.82%	12.41%
Common equity tier 1 capital ratio	15.80%	14.94%	15.34%	17.97%	17.46%
Total capital ratio	19.30%	18.31%	18.81%	20.39%	17.78%
Tier 1 leverage capital ratio	12.46%	12.60%	12.25%	13.27%	13.57%

Total shareholders' equity	$118,675	$114,942	$111,553	$116,591	$114,526
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	118,675	114,942	111,553	116,591	114,526
Less: Intangible assets (6)	(3,898)	(3,856)	(3,797)	(3,503)	(3,469)
Tangible common shareholders' equity (non-GAAP)	$114,777	$111,086	$107,756	$113,088	$111,057

Common shares outstanding	8,815,279	8,831,235	8,831,235	9,317,473	9,330,873
Book value per common share	$13.46	$13.02	$12.63	$12.51	$12.27
Tangible book value per share (non-GAAP) (7)	13.02	12.58	12.20	12.14	11.90

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4)	For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.
(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.
(6)	Includes the core deposit intangible asset, as well as the servicing rights asset which is included in other assets in the consolidated balance sheets.
(7)	Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.